UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________

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ELEVATE CREDIT, INC.
4150 International Plaza, Suite 300
Fort Worth, Texas 76109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Elevate Credit, Inc. (“the Company”) will be held virtually at 9 a.m. Central Time on May 6, 2022, for the following purposes:
1.Elect the three director nominees named in the Proxy Statement to serve until the 2025 annual meeting of stockholders;
2.Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2022; and
3.Transact such other business as may properly come before the meeting or any adjournment thereof.
These proposals are more fully described in the Proxy Statement accompanying this notice.
The close of business on March 24, 2022 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders as of the record date will be available for stockholder inspection at the headquarters of the Company, 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, during ordinary business hours, from April 26, 2022 to the date of the Annual Meeting. A list of stockholders of record will also be available during the meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at the meeting center site at www.meetnow.global/MH9FRXR.
Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting and vote at that time, your proxy will not be used.
If you need assistance voting your shares, please call Investor Relations at (817) 928-1646 or send an e-mail to investors@elevate.com.
At the Annual Meeting, you will have an opportunity to ask questions about the Company and its operations. You may attend the Annual Meeting and vote your shares at that time, even if you previously voted by the Internet, by telephone or returned your proxy card. As always, we encourage you to vote your shares prior to the Annual Meeting.
Due to continued public health concerns as a result of COVID-19, we currently intend to hold our Annual Meeting virtually. Stockholders may attend virtually at www.meetnow.global/MH9FRXR. To attend the virtual meeting, you will need to enter the 15-digit control number included on your proxy card or voting instruction form.
Thank you for your ongoing support of and interest in Elevate Credit, Inc.

By Order of the Board of Directors,
/s/ Jason Harvison
Jason Harvison
President and Chief Executive Officer

April 4, 2022
Important notice regarding the internet availability of proxy materials for the stockholders meeting to be held on May 6, 2022. Stockholders may access, view and download the 2022 Proxy Statement, the accompanying form of proxy card and the 2021 Annual Report at www.envisionreports.com/elvt.

ELEVATE CREDIT, INC.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 6, 2022

INTRODUCTION
This Proxy Statement provides information for stockholders of Elevate Credit, Inc. (“we,” “us,” “our,” “Elevate” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.0004 per share, for use at the Company’s annual meeting of stockholders to be held virtually at 9 a.m. Central Time on May 6, 2022, and at any adjournments or postponements thereof (the “Annual Meeting”). To attend and participate in the virtual Annual Meeting, stockholders of record will need to visit www.meetnow.global/MH9FRXR and use their 15-digit control number (the “Control Number”) on their proxy card to login to this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the stockbroker, bank or other nominee that holds their shares.
This Proxy Statement, the accompanying form of proxy card and our 2021 Annual Report on Form 10-K are being mailed to stockholders on or about April 4, 2022.

Explanatory Note
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an emerging growth company and a smaller reporting company, we provide in this Proxy Statement scaled down disclosures as permitted under the JOBS Act and otherwise applicable to smaller reporting companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.
We will cease to be an emerging growth company upon the earliest of: (i) the first fiscal year following the fifth anniversary of the completion of our IPO, (ii) the first fiscal year after our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non- convertible debt securities, and (iv) as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year. We will cease to be an emerging growth company as of December 31, 2022; however, we may remain a smaller reporting company.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting.
Why are we providing these materials?
Our Board is providing these materials to you in connection with our Annual Meeting, which will take place on Friday, May 6, 2022, virtually, beginning at 9 a.m. Central Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.
What information is contained in this Proxy Statement?
This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and three most highly paid officers, and other required information.
What proposals will be voted on at the Annual Meeting?
There are two proposals scheduled to be voted on at the Annual Meeting:
•Elect the three director nominees named in the Proxy Statement to serve until the 2025 annual meeting of stockholders; and
•Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2022.
We will also consider other business that properly comes before the Annual Meeting, or any adjournment thereof. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting other than those noted above.
What shares can I vote?
You may vote all shares of common stock that you owned as of the close of business on the record date, March 24, 2022. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. The proxy card will indicate the number of shares you may vote.
As of March 24, 2022, there were 31,233,218 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.
A list of stockholders will be available at our headquarters at 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 for a period of at least ten days prior to the Annual Meeting. A list of stockholders of record will also be available during the meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at the meeting center site at www.meetnow.global/MH9FRXR.
What is the difference between being a stockholder of record and a beneficial owner?
Many of our stockholders hold their shares through stockbrokers, banks, or other nominee, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.
Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions.

How do I vote by proxy?
Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Standard Time on May 5, 2022. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
Stockholder of record. If you properly cast your vote by either voting your proxy via the Internet at www.envisionreports.com/elvt, by telephone 1-800-652-8683 or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your shares will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.
If any other matter is presented, your proxy will vote in accordance with the proxy holders’ discretion.
Beneficial Owner. The stockbroker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your stockbroker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you would like the ability to vote at the Annual Meeting, please follow the instructions from your stockbroker, bank or other nominee.
How does the Board recommend that I vote?
The Board recommends that you vote your shares “FOR” the election of the Board’s nominees, and “FOR” the ratification of the appointment of Grant Thornton LLP.
May my stockbroker vote for me?
Under the rules of the New York Stock Exchange (the “NYSE”), if your stockbroker holds your shares in street name, the stockbroker may vote your shares on routine matters even if it does not receive instructions from you. At the Annual Meeting your broker may, without instructions from you, vote on Proposal 2, but not on any other proposals.
What are abstentions, broker non-votes and withheld votes?
You may either vote “for” the nominees to the Board of Directors or you may withhold your vote for the nominees. For the other matter to be voted on, you may vote “for” or “against” or abstain from voting. A stockholder may withhold a vote to refrain from voting for all of the nominees or an individual nominee. An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.
Can I change my vote or revoke my proxy?
Yes, you may change your mind after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:
•Entering a new vote online;
•Entering a new vote by telephone;
•Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•Attending the virtual Annual Meeting and voting during the meeting.

What constitutes a quorum for the Annual Meeting?
The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the outstanding shares of stock entitled to vote on the record date will constitute a quorum, permitting the conduct of business. As of the record date, there were 31,233,218 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
What vote is required to approve the election of directors (Proposal 1)?
Director nominees are elected by plurality vote. Therefore, if you do not cast a vote for a nominee, or you “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.
What vote is required to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm (Proposal 2)?
A majority of the votes cast on the proposal at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Abstentions will have no effect on the outcome of Proposal 2. Proposal 2 is considered to be routine and, therefore, we do not expect broker non-votes in connection with that proposal.
What is a proxy holder?
We are designating Chad Bradford, our Interim Chief Financial Officer, and Sarah Fagin Cutrona, our Chief Counsel, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee if proposed at the meeting.
What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials, if, for example, you hold your shares in multiple brokerage accounts. You must vote separately based on the instructions in each set of proxy materials.
How are votes counted?
Computershare Trust Company, N.A. has been appointed to be the inspector of elections, to act at the meeting, to make a written report thereof, to take charge of the polls, and to make a certificate of the result of the vote taken. Preliminary voting results will be announced at the Annual Meeting. We will publish final vote counts within four business days on a Current Report on Form 8-K.
How can I receive a full set of the proxy materials by e-mail?
Stockholders may request to receive proxy materials electronically by e-mail by submitting a request to us at investors@elevate.com; by mail to Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, Attn: Chad Bradford, Interim CFO; or via Investor Relations at (817) 928-1646.
How do I attend the virtual Annual Meeting and vote?
The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. More information about the online Annual Meeting is provided below.
Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. CT. Online access to the audio webcast will open 30 minutes prior to the start of the Annual Meeting to allow time for stockholders of record as of the close of business on March 24, 2022, the record date for the Annual Meeting, to log-in and test their equipment.
The Company is providing the live audio webcast access through an online platform. All of the Company’s stockholders are encouraged to carefully review and confirm the log-in information that follows to ensure they are accessing the appropriate designated platform. Also, the Company encourages stockholders to access the meeting in advance of the Annual Meeting’s start time.

Log-in Instructions. To attend the online Annual Meeting, stockholders should do the following:
Stockholders of Record: Stockholders that hold shares directly in their name should go to www.meetnow.global/MH9FRXR and log-in by clicking on “Join Meeting Now,” entering the 15-digit control number found on the proxy card included in the proxy materials that were previously mailed to the stockholder. The stockholders will need to use Chrome, MS Edge, Firefox or Safari to attend the meeting.
Beneficial Stockholders: Stockholders who are not stockholders of record (e.g. stockholders who hold shares in a stock brokerage account or through a bank or other holder of record) are beneficial stockholders and must register in advance to attend the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Elevate Credit, Inc. holdings, along with your name and email address to Computershare at the following email address: legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 3, 2022. You will receive a confirmation email from Computershare of your registration. After registration and at the time of the Annual Meeting, beneficial shareholders should go to www.meetnow.global/MH9FRXR and log in by entering the 15-digit control number on the proxy materials that were previously forwarded or otherwise made available to the stockholder by their stockbroker, bank or other holder of record.
During the Annual Meeting, the Company will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If a stockholder encounters any difficulty accessing, or during, the virtual meeting, support may be found for the Annual Meeting at 888-724-2416 for domestic or +1-781-575-2748 for international.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board.
How do I submit a question?
Prior to the meeting, stockholders may submit any questions in advance by emailing the Company’s Interim CFO, Chad Bradford, at: investors@elevate.com. On the day of, and during the question and answer portion of the Annual Meeting, stockholders will also be able to submit questions through the platform being used for the Annual Meeting.
After the business portion of the Annual Meeting concludes and the meeting is adjourned, the Company will hold a question and answer session, during which the Company intends to answer appropriate questions submitted prior to or during the meeting that are pertinent to the Company and the items being brought before stockholders for a vote at the Annual Meeting, as time permits.
Who pays for costs relating to the proxy materials and Annual Meeting of stockholders?
The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.
Who should I call if I have any questions?
If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Investor Relations at (817) 928-1646 or send an e-mail to investors@elevate.com.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our Board, which currently consists of nine directors. In accordance with our Certificate of Incorporation, our Board consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2024, 2022, and 2023, respectively. Jesse K. “Jay” Bray, Bradley R. Strock and Jason Harvison are the Class II directors whose term expires at the Company’s 2022 Annual Meeting of stockholders. Our Board has nominated, and stockholders are being asked to re-elect, Mr. Bray, Mr. Strock and Mr. Harvison for a three-year term expiring at our 2025 annual meeting of stockholders. If elected, the nominees will hold office until our 2025 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.
Each of the nominees currently serves as a director of the Company. The Board is not aware that the nominees will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including such person’s period of service as a director of the Company, principal occupation and other biographical material is shown later in this Proxy Statement.

The Board recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS

The following table sets forth the name, age, and position as of March 24, 2022, of individuals who currently serve as directors on our Board.

Name	Age	Position
Jason Harvison	45	President, Chief Executive Officer and Director
Saundra D. Schrock	69	Chairperson
Jay Bray	55	Director
John C. Dean	74	Director
Stephen B. Galasso	73	Director
Tyler W.K. Head	46	Director
Michael T. Pugh	50	Director
Manuel “Manolo” Sanchez Rodriguez	56	Director
Bradley R. Strock	59	Director
Class I - Directors with Terms Expiring in 2024
Stephen B. Galasso has been a member of our Board of Directors since May 2014, and is a member of the Risk Committee and the Chairperson of the Audit Committee. Mr. Galasso previously served on the board of directors of Think Finance, Inc. (“TFI”) from 2012 to 2014. He has been President of SBG Resources, LLC, since 2005. Prior to SBG Resources, Mr. Galasso was Chairman and Chief Executive Officer of NetSpend from 2001 to 2004, President and Chief Executive Officer of Universal Value Network from 1998 to 2000 and President and Chief Executive Officer of Bank of America Credit Cards from 1995 to 1998. He has been an independent director and strategic advisor to several companies, including TFI, since 2012 (where he ceased serving as a director in May 2014), Axeso Payment Solutions in Brazil from 2011 to 2012, AccountNow, Inc. from 2007 to 2011, and Advanced Payment Solutions in the UK from 2005 to 2011. Mr. Galasso was also an Entrepreneur in Residence for Payments and Financial Technology at Trident Capital from 2005 to 2011. He has a BS and MBA from Fordham University. We believe Mr. Galasso is qualified to serve on our Board of Directors because of his experience with multiple payment and credit financial products for both large and small institutions in the US, as well as abroad.
Michael T. Pugh has been a member of our Board of Directors since August 2021, and is a member of the Nominating and Corporate Governance Committee. In 2015, Mr. Pugh began serving as President and Chief Executive Officer and a member of the board of directors of Carver Federal Savings Bank (NASDAQ: CARV). From 2010 to 2012, he served as Senior Vice President, Retail and Market President of Capital One and from 2008 to 2010 as Capital One’s Senior Vice President, Call Center Consumer and Business Banking Director. From 2007 to 2008, he served as Capital One’s Group Vice President, National Residential Lending Manager. Prior to joining Capital one in 2007, Mr. Pugh served as Senior Vice President, Retail Banking Executive at Charter One Bank from 2003 to 2007, and from 2000 to 2003 as Vice President, Regional Manager. From 1993 to 1999 he held various positions at Charter One Bank, N.A. (Now RBS Citizens, N.A.). Mr. Pugh currently serves on the Board of Directors for Pursuit Lending, formerly the New York Business Development Corporation. He received his BS, Health Administration from Eastern Michigan University. We believe Mr. Pugh is qualified to serve on our Board of Directors because of his more than 25 years of experience in the banking industry with extensive experience in commercial, residential and consumer lending, and banking operations.

Manuel Sanchez Rodriguez has been a member of our Board of Directors since August 2021, and is a member of the Audit Committee and the Risk Committee. He is an Adjunct Professor at Jones Graduate School of Business at Rice University and Founding Advisor of SpringLabs and Adelante Ventures LLC. Mr. Rodriguez served as Chairman, President and Chief Executive Officer at BBVA Compass from 2008 to 2017. From 2010 to 2017, he served as Chairman of the Board of Directors of Compass Bank and BBVA Compass Bancshares, Inc., in addition to serving as a member of BBVA’s worldwide Executive Committee, and as BBVA’s Country Manager for U.S. Operations. From 1991 to 2008, he held various executive positions with BBVA. Mr. Rodriguez currently serves on the Board of Directors at Fannie Mae (NYSE: FNM), Stewart Information Services Corporation (NYSE: STC), Boeing Employees Credit Union, Topl LLC., and MPower Financing. He earned a BA in Economics from Yale University, a MS, International Relations and Middle Eastern Studies from London School of Economics and Political Science, and received his MA, European Economic Studies from the College of Europe. We believe that he is qualified to serve on our Board of Directors because he brings a wealth of corporate board experience with a large variety of technology and financial firms including OnDeck Capital, BanCoppel Mexico, the American Bankers Association, and the Institute of International Bankers.
Class II - Directors with Terms Expiring in 2022
Jay Bray has been a member of our Board of Directors since December 2021, and is a member of our Compensation Committee. Mr. Bray serves as the Chairman and Chief Executive Officer of Mr. Cooper Group Inc. (NASDAQ: COOP) and has served in various leadership roles at its wholly-owned subsidiary, Nationstar Mortgage LLC, since joining Nationstar in 2000. He has more than 30 years of experience in the mortgage servicing and originations industry. From 1988 to 1994, he worked with Arthur Andersen in Atlanta, Georgia, where he served as an audit manager from 1992 to 1994. From 1994 to 2000, Mr. Bray held a variety of leadership roles at Bank of America and predecessor entities, where he managed the asset backed securitization process for mortgage-related products, developed and implemented a secondary execution strategy and profitability plan and managed investment banking relationships, secondary marketing operations and investor relations. Additionally, Mr. Bray led the portfolio acquisition, pricing and modeling group at Bank of America. Mr. Bray also serves on the board of Swell Financial, Inc. beginning in February of 2022. He holds a B.A.A. in Accounting from Auburn University and is a Certified Public Accountant in the State of Georgia. We believe Mr. Bray is qualified to serve on our Board of Directors because of his extensive experience in lending and banking operations.
John C. Dean has been a member of our Board of Directors since May 2014, and has previously served as our Lead Director. Mr. Dean is a member of the Compensation Committee. Mr. Dean previously served as a member of the board of directors of TFI from 2005 to 2014. Mr. Dean has spent more than 35 years as an executive in the financial services industry, serving as Chief Executive Officer of five financial institutions throughout the country, including Silicon Valley Bank. He has been with Central Pacific Bank since 2010, serving as Chairman of the Board of Central Pacific Bank from March 2010 until April 2011, when he became Chief Executive Officer, which position he held until July 2015, when he became Executive Chairman of the Board. From October 2018 to April 2020, Mr. Dean was the Chairman Emeritus and Director of the Board. In April 2020, Mr. Dean retired from the Board of Directors but retains the title of Chairman Emeritus. Mr. Dean is also the founder and managing partner of Startup Capital Ventures LP. In 2001, Mr. Dean was recognized by Forbes as one of the “50 most powerful dealmakers.” More recently, he was recognized as Hawaii Business Magazine’s 2012 CEO of the Year; Sales and Marketing Executives International Honolulu’s 2012 Salesperson of the Year; 2012 Pacific Business News’ Business Leader of the Year; and 2012 Pacific Buddhist Academy Inspirational Leader. He is a graduate of Holy Cross College, a former Peace Corps Volunteer in Western Samoa and a graduate of the Wharton School at the University of Pennsylvania with an MBA in Finance. Mr. Dean currently serves on the Board of Directors at AGIS Network, LIVMOR and INDX. We believe Mr. Dean is uniquely qualified to serve on our Board of Directors due to his 35-year history as a respected financial services executive. On January 24, 2022, Mr. Dean provided notice to us that he would not stand for re-election at the Annual Meeting. Mr. Dean will remain a director and maintain his Compensation Committee membership through the Annual Meeting.

Bradley R. Strock has been a member of our Board of Directors since January 2018, and is a member of our Compensation Committee and Chairperson of our Risk Committee. Mr. Strock has served as President of Klaxon Holdings, LLC since 2019. Mr. Strock served as Chief Information Officer at PayPal from 2014 to 2018, and from 2011 to 2014 he served as PayPal’s VP of Global Operations Technology. Prior to joining PayPal in 2011, Mr. Strock held several senior executive roles at Bank of America and at JP Morgan Chase. Mr. Strock also serves on the board of Hiigna, Inc., a non-profit organization providing micro-finance loans in Africa. Mr. Strock began serving on the board of Kiavi, Inc., one of the nation’s largest lenders to real estate investors, in December of 2021. He received his MSM (MBA) from the Krannert School of Management at Purdue University, along with a BS in Mechanical Engineering from Purdue. We believe Mr. Strock is uniquely qualified to serve on our Board of Directors because of his experience in transformative technology and advanced analytics as a senior executive.
Jason Harvison has served as our President and Chief Executive Officer since November 2019. Mr. Harvison also served as our Interim Chief Executive Officer from July 2019 to November 2019 and as our Chief Operating Officer from 2014 to November 2019. Mr. Harvison rejoined our Board of Directors in November 2019 and was previously a member of our Board of Directors from 2014 to January 2018 and was a member of our Risk Committee through July 2016. Mr. Harvison served as our Chief Financial Officer from May 2014 to December 2014, as well as Chief Product Officer from May 2014 to October 2014. He served on the board of directors of TFI from 2003 to 2015. Mr. Harvison joined TFI as Senior Vice President in 2003, and in 2011, he was promoted to Executive Vice President. In 2013, he was further promoted to Chief Product Officer of TFI, which position he held until 2014. Prior to joining TFI, Mr. Harvison served as Assistant Vice President at Guaranty Bank. Mr. Harvison also serves on the board of Swell Financial, Inc. beginning in February of 2022. He has a BBA in Finance from Texas A&M University. We believe Mr. Harvison is uniquely qualified to serve on our Board of Directors due to his years of experience with the Company as a dedicated and productive leader as well as managing the development and launch of our core products.
Class III - Directors with Terms Expiring in 2023
Saundra D. Schrock is our Chairperson of the Board. She has been a member of our Board of Directors since May 2016 and is a member of our Nominating and Corporate Governance Committee and Chairperson of our Compensation Committee. Ms. Schrock currently serves as the Chief Executive Officer and founder of Mindful Planet, LLC, a mobile learning company that focuses on leadership content development for individuals and companies. She is also CEO and founder of Levelhead and Levelhead-Ed divisions of Mindful Planet, LLC. Ms. Schrock brings to Elevate more than 35 years of experience in consumer financial services. Prior to her current position, from 2014 to 2016, she was a Managing Partner at Equanimity Leadership Solutions, LLC, a consulting firm that trains leaders on effective management communications strategies, and from 2011 to 2014, she worked as an executive coaching consultant. Before that, she spent over twenty years at JPMorgan Chase where she successfully managed over 3,000 bank branches and 30,000 employees, as well as their Consumer Lending Division. She earned a BA in Psychology from Memphis State University (now the University of Memphis), an MBA from Arizona State University and has a PhD in organizational psychology from Grand Canyon University. We believe that she is qualified to serve on our Board of Directors because she brings a wealth of expertise in banking and consumer lending.
Tyler W.K. Head has been a member of our Board of Directors since July 2014 and is a member of the Audit Committee and Chairperson of the Nominating and Corporate Governance Committee. He is the President and founder of Corbett Capital, LLC, a closely held investment company focusing on growth capital investments in early-stage and lower middle market companies. Prior to founding Corbett Capital, LLC, in 2011, Mr. Head served as an officer and F/A-18 pilot in the US Marine Corps from 1998 through 2009, attaining the rank of Major prior to transitioning to the private sector. He is a founding member of Cowtown Angels, an Angel Investor group in Fort Worth. Mr. Head served on the board of directors of Little Passports, Inc. until November 26, 2021, and served on the board of directors of TFI until August 21, 2015. He also served on the board of directors of TECH Fort Worth, a business incubator and accelerator, until December 31, 2019. Mr. Head has a BS in Political Science with a minor in Spanish from the US Naval Academy, and an MBA from the Tuck School of Business at Dartmouth College. We believe Mr. Head is qualified to serve on our Board of Directors because of his experience funding and advising early-stage growth companies, his experience in corporate governance, and his extensive organizational and leadership experience in the Marine Corps.

CORPORATE GOVERNANCE
Board Composition and Director Independence
Our business and affairs are managed under the direction of the Board. The number of directors may be fixed by the Board, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Our Board is divided into three classes, as follows:
•Class I, which consists of Stephen B. Galasso, Michael T. Pugh and Manuel Sanchez Rodriguez, whose terms will expire at the annual meeting of stockholders to be held in 2024;
•Class II, which consists of Jay Bray, John C. Dean, Bradley R. Strock and Jason Harvison, whose terms will expire at the Annual Meeting; and
•Class III, which consists of Saundra D. Schrock and Tyler W.K. Head, whose terms will expire at the annual meeting of stockholders to be held in 2023.
In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliates, our Board determined that Jay Bray, John C. Dean, Stephen B. Galasso, Tyler W.K. Head, Michael T. Pugh, Manuel Sanchez Rodriguez, Saundra D. Schrock, and Bradley R. Strock do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements and rules of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in “Certain relationships and related transactions.”
Board of Directors Leadership Structure
Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separate or combined, and our Board has flexibility to decide whether it is in the best interests of Elevate, at any given point in time, for the roles of the Chief Executive Officer and Chairperson to be separate or combined. Currently, the roles are separate, with Mr. Harvison serving as our Chief Executive Officer and Ms. Schrock serving as our Chairperson of the Board. Our Nominating and Corporate Governance Committee will continue to consider whether the positions of Chairperson and Chief Executive Officer should be separate or combined at any given time as part of our succession planning process.
Our Corporate Governance Guidelines were updated during 2021 to also include a retirement age for the directors and term limits for the members of the Board. Once a director has attained the age of 75 years, the director will not stand for re-election or re-appointment to the Board. The Board has the discretion to permit a director that has attained the age of 75 years to serve for one additional year as a Director Emeritus. With the exception of the Chief Executive Officer, no member of the Board will be able to serve more than four consecutive full terms on the Board, per our Corporate Governance Guidelines.

The composition of each of the committees of our Board is as follows:
Board Meetings, Attendance and Committees
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Members will serve on these committees until their resignation or until otherwise determined by our Board.
During the year ending December 31, 2021, our Board met seven times, the Audit Committee met eight times, the Compensation Committee met five times, the Nominating and Corporate Governance Committee met eight times and the Risk Committee met seven times. All directors attended at least 75% of the meetings of the Board and meetings of the board committees on which they served during 2021.
It is our policy that our directors attend annual meetings of stockholders. Due to extenuating circumstances, one of our directors was unable to call into the 2021 annual meeting of stockholders.

Audit Committee
Our Audit Committee, established in May 2014, comprises Stephen B. Galasso, Tyler W. K. Head and Manuel Sanchez Rodriguez. Mr. Galasso serves as our Audit Committee Chairperson. Mr. Galasso, Mr. Head and Mr. Rodriguez meet the requirements for independence of Audit Committee members under current NYSE listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of the current listing standards. In addition, our Board has determined that Mr. Galasso and Mr. Rodriguez are Audit Committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). The responsibilities of our Audit Committee include, among other things:
•appointing, as well as reviewing and approving the compensation, retention and termination of, the independent registered public accounting firm engaged to audit our financial statements;
•helping to ensure the independence of and overseeing the performance of the independent registered public accounting firm;
•reviewing and pre-approving audit and non-audit services and fees;
•reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•preparing the Audit Committee report that the SEC requires be included in our annual proxy statement;
•reviewing reports and communications from the independent registered public accounting firm;
•reviewing the adequacy and effectiveness of our internal controls over financial reporting;
•assisting the Board in overseeing our internal audit function;
•reviewing and overseeing related party transactions; and
•establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters, or federal and state rules and regulations, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Audit Committee charter is available on our website at www.corporate.elevate.com.

Compensation Committee
Our Compensation Committee, established in May 2014, comprises Jay Bray, John C. Dean, Saundra D. Schrock and Bradley R. Strock. Ms. Schrock serves as our Compensation Committee Chairperson. The composition of our Compensation Committee meets the requirements for independence under current listing standards of the NYSE and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, or the “Code.” The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers and employees. The Compensation Committee may form subcommittees, provided that any such subcommittees be composed entirely of independent directors and have a charter and may delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate except to the extent any power or authority is required by law, regulation or NYSE rules to be exercised by the Compensation Committee as a whole. The responsibilities of our Compensation Committee include, among other things:
•overseeing our overall compensation philosophy, compensation policies, compensation plans and benefit programs;
•reviewing and approving for our executive officers: the annual base salary, annual incentive compensation (including the specific goals and amounts), equity compensation, employment agreements, severance or termination agreements, change in control arrangements, and any other benefits, compensation or arrangements;
•reviewing and making recommendations to our Board with respect to employee compensation and benefit plans;
•administering our equity compensation plans;
•reviewing and making recommendations to our Board regarding director compensation; and
•reviewing and making recommendations to our Board regarding management succession planning for our executive officers.
Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Compensation Committee charter is available on our website at www.corporate.elevate.com.
Role of the Executive Officers in Compensation Decisions
The Chief Executive Officer provides input and recommendations to the Compensation Committee regarding compensation decisions for his direct reports, including the other named executive officers and other executive officers. These recommendations are made within the framework of the compensation programs approved by the Compensation Committee and based on market data provided by the Compensation Committee’s independent consultant. The input relates to base salary, short- and long-term incentive opportunities and payments, performance objectives, and performance assessments. The Chief Executive Officer makes recommendations based on each individual officer’s performance, performance of each officer’s respective product or function and employee retention considerations. The Committee reviews and considers the Chief Executive Officer’s recommendations when determining any compensation changes affecting our officers or executives. The Chief Executive Officer does not play any role with respect to determining his own compensation.

Role of Compensation Consultant
Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. In fiscal 2017, the Compensation Committee directly engaged Pay Governance, LLC, or “Pay Governance”, as its independent compensation consultant. Pay Governance provided the Compensation Committee with the objective information and expertise necessary to help them make informed decisions that are in the best long-term interests of our business and stockholders and to keep the Compensation Committee informed as to compensation trends and regulatory developments affecting public companies in general and in particular the financial technology (or fintech) industry. Specifically, during 2021, the Compensation Committee requested, and Pay Governance provided, the following types of services:
•Competitive data and benchmarking analytics for all components of pay for executive officers (including the Chief Executive Officer);
•Equity dilution and burn rate analyses relative to peers;
•Compensation program analysis, redesign considerations, and recommendations;
•Regulatory and other compensation-related education; and
•Support evaluating alternatives to enhance ongoing retention.
A Pay Governance partner attends most Compensation Committee meetings and may attend executive sessions at the request of the Compensation Committee. Representatives from Pay Governance also collaborate with our management team for purposes of meeting planning, program design and analysis and other logistics.
For fiscal 2021, as required by the NYSE listing standards and pursuant to the Compensation Committee’s charter, the Compensation Committee considered various independence factors and potential conflicts of interest with respect to Pay Governance and determined that there was no conflict of interest raised by the work performed by Pay Governance.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee, established in June 2015, comprises Tyler W.K. Head, Michael T. Pugh and Saundra D. Schrock. Mr. Head serves as our Nominating and Corporate Governance Committee Chairperson. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE listing standards and SEC rules and regulations. The responsibilities of our Nominating and Corporate Governance Committee include, among other things:
•identifying, evaluating and selecting, and recommending to our Board for approval, nominees for election to our Board and its committees;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing developments in corporate governance practices;
•evaluating the adequacy of our corporate governance framework;
•developing and making recommendations to our Board regarding our corporate governance guidelines; and
•evaluating the performance of our Board and of individual directors.
The Nominating and Corporate Governance Committee may also, from time to time, engage a search firm to identify director candidates, and the committee has authority to retain and terminate any such firm. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee charter is available on our website at www.corporate.elevate.com.

Risk Committee
Our Risk Committee, established in January 2016, comprises Stephen B. Galasso, Manuel Sanchez Rodriguez and Bradley R. Strock. Mr. Strock serves as our Risk Committee Chairperson. The responsibilities of our Risk Committee include, among other things:
•overseeing our enterprise risk management framework and reviewing our policies and practices on risk assessment and enterprise risk management;
•overseeing our policies and procedures regarding compliance with applicable laws and regulations;
•reviewing our implementation of enterprise risk management policies and procedures to assess their effectiveness;
•reviewing our risk appetite and risk tolerance, methods of risk measurement, risk limits, and the guidelines for monitoring and mitigating such risks;
•reviewing with management the categories of risk we face, including risk concentrations and risk interrelationships, likelihood of occurrence, and potential impact;
•evaluating reports regarding our risks, our enterprise risk management function, and the results of enterprise risk management reviews and assessments; and
•reviewing and discussing with management our risks, our management function and its effectiveness, and coordinating with management subcommittees regarding oversight of certain categories of risk determined by the risk committee.
Our Risk Committee operates under a written charter, which is available on our website at www.corporate.elevate.com.
Board Oversight of Risk Management
Our Board oversees our risk management process. The Board also oversees a Company-wide approach to enterprise risk management, carried out by our management. Our Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks.
While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risks in certain specified areas. Our Risk Committee reviews our business strategy and management’s assessment of the related risk and discusses with management our appropriate level of risk. Our Compensation Committee oversees risks associated with incentive compensation to ensure proper alignment of incentive compensation with both our strategic objectives and risk appetite. Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the consolidated financial statements, internal control over financial reporting and the independence of our independent registered public accounting firm. Our Board, through our Audit Committee, receives periodic internal controls and related assessments from our finance department. In fulfilling its oversight responsibility with respect to compliance matters, our Board, through our Audit Committee, meets at least quarterly with our finance department, independent registered public accounting firm and internal or external legal counsel to discuss risks related to our financial reporting function.
Code of Business Conduct and Ethics Policy
We have adopted a Code of Business Conduct and Ethics Policy that is applicable to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, Chief Counsel and other executive and senior financial officers. The Code of Business Conduct and Ethics Policy is available on our website at www.corporate.elevate.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
The Board has developed and adopted a set of corporate governance principles to provide the framework for the governance of Elevate and to assist our Board in the exercise of its responsibilities. These guidelines reflect the Board’s commitment to monitoring the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long term. These guidelines provide a framework for the conduct of the Board’s business. The Corporate Governance Guidelines are available on our website at www.corporate.elevate.com.

Director Nomination Process
The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information.” In evaluating director candidates, the Nominating and Corporate Governance Committee will consider the membership criteria set forth under “Director Qualifications.”
Director Qualifications
Our Director Qualification and Board Diversity Guidelines contain membership criteria that apply to nominees for a position on our board of directors. When deciding on nominations for members of the Board, the Nominating and Corporate Governance Committee takes into account overall Board composition and works with the Board to determine the appropriate characteristics, skills, and experiences that will ensure continued effectiveness of the Board as a whole, as well as its individual members. Primary objectives in this regard include (i) expanding the Board’s collective knowledge and expertise, (ii) enhancing the Board’s ability to comprehend the Company’s business and corporate strategy, and (iii) recommending a mix of directors that can best perpetuate the success of the Company’s business and represent stockholder interests.
Potential candidates will be viewed as contributing different pieces to the team that comprises an overall effective Board. Emphasis will be placed on candidates with (i) relevant business and industry experience to provide a useful perspective on significant risks and competitive advantages, and (ii) a robust understanding of the challenges the Company faces. Candidates will also be graded in light of (i) how they contribute to the mix of directors with diverse backgrounds, experience, knowledge, information and skills that the Board desires, and (ii) the potential needs of the Board’s standing committees, including the types and functions of the committees and the qualifications for membership on each committee.
To assist the Nominating and Corporate Governance Committee with identifying potential candidates, the following four categories of criteria are used to appropriately measure each individual’s qualifications:
•the nominee’s compliance with certain legal, regulatory or other requirements, such as Board and Board committee independence requirements, Audit Committee financial literacy and expertise requirements, and the restriction of serving on the board of more than five public companies;
•business and industry experience, including (i) an understanding of the Company’s business; and (ii) knowledge and experience with respect to: the industry in which the Company participates; strategy, business model and competition; accounting, finance and audit; technical expertise and information technology; and risk management and crisis response;
•public company experience, including: a general understanding of the needs of a publicly traded company; service on other public company boards of directors; and knowledge and experience with respect to executive compensation and management succession, stockholder relations, investor, analyst, and media relations, and global markets; and
•personal attributes, including: personal characteristics of integrity, accountability and mature confidence; an attitude of leadership, constructive skepticism, informed judgment and high-performance standards; personal and professional accomplishments and accolades; educational background; geographical and economic background; and gender, age, race and ethnicity.
The criteria above will also be used to evaluate each incumbent director to determine whether he or she should be nominated to stand for re-election, in addition to the following factors:
•if the Company’s needs for the director’s particular experience and background have changed;
•the director’s performance and contributions to the Board during his or her current term;
•the director’s in-person attendance record for Board and committee meetings; and
•if the director’s age, health or competing time pressures warrant the decision not to re-nominate him or her.

Board Diversity Approach
The Nominating and Corporate Governance Committee is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views. When assessing Board composition or identifying suitable candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of the Board.
The Nominating and Corporate Governance Committee believes promotion of diversity is best served through careful consideration of all of the knowledge, experience, skills and backgrounds of each individual candidate for director in light of the needs of the Board. Additional considerations may include national origin, gender, race, functional background and the diversity of the perspectives that the candidate would bring to the Board without focusing on a single diversity characteristic and accordingly, has not adopted any specific targets regarding Board diversity. The Board’s objective is to recommend a group that can best ensure the continuing success of our business and represent stockholder interests using its diversity of experience and perspectives.
Communications with Directors
Stockholders and other interested parties wishing to communicate directly with our Chairperson, Board or individual directors may do so by writing to the Chairperson, Board or such individual c/o the Corporate Secretary, Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109. The Secretary will forward such communications to the Board or individual at or prior to the next meeting of the Board. The Secretary will not forward any communication determined in good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee of our Board’s appointment of Grant Thornton LLP (“Grant Thornton”), as our independent registered public accounting firm for fiscal 2022. Grant Thornton served as our independent registered public accounting firm in fiscal 2021.
SEC and NYSE regulations require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm. Our Audit Committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required, we are submitting our selection of Grant Thornton as our independent registered public accounting firm as a matter of good corporate governance.
We expect that representatives of Grant Thornton will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Pursuant to the Audit Committee charter, the Audit Committee is responsible for the oversight of our accounting, reporting and financial practices. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain and evaluate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. The Audit Committee has pre-approved all audit and permitted non-audit services provided by Grant Thornton.
Independent Registered Public Accounting Firm Fees and Services
The following sets forth fees billed by Grant Thornton, for the annual audit of our consolidated financial statements (and the financial statements of certain subsidiaries and variable interest entities not owned by the Company) and other services rendered:

	Fiscal year ended December 31,
	2021	2020
Audit Fees (1)	$831,570	$817,444
Audit Related Fees (2)	35,775	36,835
Tax Fees	13,510	—
Total Fees	$880,855	$854,279
(1)    Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements and fees associated with variable interest entities which are not owned by the Company.
(2)    Includes fees for services related to the 401(k) audit and the S-8 filing.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal 2022.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of March 24, 2022.

Name	Age	Position(s)
Jason Harvison	45	President and Chief Executive Officer
Chad Bradford	50	Interim Chief Financial Officer
Christopher Lutes	54	Chief Strategy Officer (former Chief Financial Officer)
David Peterson	40	Chief Credit Officer
Sarah Cutrona	61	Chief Counsel
Scott Greever	53	Chief Operating Officer
Jason Harvison has served as our President and Chief Executive Officer since November 2019. Mr. Harvison also served as our Interim Chief Executive Officer from July 2019 to November 2019 and as our Chief Operating Officer from 2014 to November 2019. Mr. Harvison rejoined our Board of Directors in November 2019 and was previously a member of our Board of Directors from 2014 to January 2018 and was a member of our Risk Committee through July 2016. Mr. Harvison served as our Chief Financial Officer from May 2014 to December 2014, as well as Chief Product Officer from May 2014 to October 2014. He served on the board of directors of TFI from 2003 to 2015. Mr. Harvison joined TFI as Senior Vice President in 2003, and in 2011, he was promoted to Executive Vice President. In 2013, he was further promoted to Chief Product Officer of TFI, which position he held until 2014. Prior to joining TFI, Mr. Harvison served as Assistant Vice President at Guaranty Bank. Mr. Harvison also serves on the board of Swell Financial, Inc. beginning in February of 2022. He has a BBA in Finance from Texas A&M University.
Chad Bradford has served as our Interim Chief Financial Officer since August of 2021. Mr. Bradford previously served as our Chief Accounting Officer since February 2017 and Senior Vice President of Finance since 2015. Mr. Bradford previously served as our Chief Accounting Officer from 2014 to 2015. Mr. Bradford has held the position of Chief Accounting Officer from 2012 to 2014 at TFI and from 2010 to 2012 at Homeward Residential Holdings, Inc. Prior to that, Mr. Bradford worked at KPMG, LLP from 1998 to 2010 with a specialization in financial services and served an international rotation where he worked as a member of the US GAAP Advisory Services team. Mr. Bradford is a Certified Public Accountant in the state of Texas. He has a BBA in Accounting from Texas A&M University and an MBA from the University of Texas-Dallas.
Christopher Lutes has served as our Chief Strategy Officer since August of 2021. Mr. Lutes previously served as our Chief Financial Officer from January 2015 until August 2021 and served as the Chief Financial Officer of TFI from 2007 to 2014. Prior to joining TFI, Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank from 1998 to 2001, as well as several other companies. Mr. Lutes began his career in public accounting with Coopers & Lybrand. Mr. Lutes also serves on the board of Central Pacific Financial Corp. (NYSE: CPF) and its subsidiary, Central Pacific Bank beginning in March of 2018. Mr. Lutes also serves on the board of Swell Financial, Inc. beginning in February of 2022. He has a BS in Accounting from Arizona State University and is a Certified Public Accountant in the State of Arizona.
David Peterson has served as our Chief Credit Officer since November 2018 and prior to that served as our Senior Vice President of Risk Management from May 2014 to November 2018. Prior to that, Mr. Peterson was the Director of Risk Management at TFI from January 2010 to April 2014. Mr. Peterson has also held various leadership roles at AmeriCredit Financial and Washington Mutual. Mr. Peterson has participated in numerous leadership and executive programs including the Harvard Business School Executive Education program. Mr. Peterson graduated from Texas Christian University with a BBA in Finance in 2004 and with a MBA from the M.J. Neeley School of Business in 2009.
Sarah Cutrona has served as our Chief Counsel since 2014. She was General Counsel at TFI from 2006 to 2014. Prior to that, she was Associate Counsel at AmeriCredit Corp. from 2001 to 2006 and served as Vice President of Government Affairs at NationsCredit Financial Services Corp. from 1995 to 1998 and Associates First Capital Corporation from 1992-1995. She is a member of the State Regulatory Registry Industry Advisory Council, a subsidiary of the Conference of State Bank Supervisors. Ms. Cutrona graduated from Texas Tech University with degrees in Finance and Petroleum Land Management and received her JD from Southern Methodist University.

Scott Greever has served as our Chief Operating Officer since August 2021. Prior to this role, Mr. Greever, served as our Chief Product Officer from October 2020 to August 2021. Previously, Mr. Greever served as Executive Vice President of Products from October 2019 to September 2020, as the Managing Director of our UK business unit from February 2016 to September 2019, and as the Chief Information Officer of the UK business from 2015 to 2016. Mr. Greever held multiple roles with TFI from 2009 to 2014 including Chief Information Officer—UK, interim Chief Information Officer and Vice President of Application Development in the United States. Prior to joining TFI, Mr. Greever was the Vice President of North America IT for Brink’s Inc. from 2003 to 2009. Mr. Greever began his career as an internal consultant with NCNB (a predecessor of Bank of America). He holds a BS in Marketing from Texas Tech University.
EXECUTIVE COMPENSATION
As an emerging growth company and smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in Rule 12b-2 promulgated under the Exchange Act. For fiscal 2021, our named executive officers under such rules are:
•Jason Harvison, our President and Chief Executive Officer;
•Chad Bradford, our Interim Chief Financial Officer
•Christopher Lutes, our Chief Strategy Officer and former Chief Financial Officer; and
•Sarah Cutrona, our Chief Counsel
This section describes the compensation awarded to, earned by, or paid to our named executive officers.
Summary Compensation Table
The following table sets forth information concerning the compensation awarded or paid to our named executive officers for fiscal 2020 and 2021.

Name and Principal Position	Year	Salary (1)	Bonus		Non-equity Incentive Plan Compensation (2)		Stock Awards (3)	All Other Compensation (4)	Total
Jason Harvison	2021	$700,000	$669,167	(5)	$390,000	(9)	$3,019,077	$43,919	$4,822,163
President and Chief Executive Officer	2020	$575,308	$669,167	(5)	$486,131		$603,777	$45,137	$2,379,520

Chad Bradford	2021	$348,517	$49,375	(6)	$110,552	(10)	$77,189	$27,004	$612,637
Interim Chief Financial Officer

Christopher Lutes	2021	$502,860	$546,250	(7)	$256,360	(11)	$566,077	$35,481	$1,907,028
Chief Strategy Officer/ Former Chief Financial Officer	2020	$472,711	$340,000		$369,292		$129,555	$36,699	$1,348,257

Sarah Cutrona	2021	$405,960	$246,650	(8)	$181,090	(12)	$205,842	$31,832	$1,071,374
Chief Counsel	2020	$388,887	$156,650		$269,904		$41,333	$27,578	$884,352
(1)The annual base salaries for the named executive officers are determined based on 26 bi-weekly periods. In July of 2020 and in response to the economic impact of the COVID-19 pandemic, the Board of Directors approved salary reductions of 10% for Mr. Harvison and Mr. Lutes and a 5% reduction for Ms. Cutrona for the remainder of 2020.
(2)Amounts reported for 2021 represent cash incentive payments made in fiscal 2021 under the Elevate Bonus Plan as established by the Board for 2020, or the “2020 Bonus Plan”.

(3)The amounts reported for 2021 represent the grant date fair value of stock awards granted to each named executive officer during 2021 using restricted stock units (“RSU”). The grant value, calculated in accordance with FASB ASC Topic 718, is based on an estimated fair value assumption of (i) $4.46 per common share and (ii) 676,923 RSUs granted to Mr. Harvison on March 15, 2021, 17,307 RSUs granted to Mr. Bradford on March 15, 2021, 126,923 RSUs granted to Mr. Lutes on March 15, 2021, and 46,153 RSUs granted to Ms. Cutrona on March 15, 2021. The amounts reported for 2020 represent the grant date fair value of stock awards granted to each named executive officer during 2020 using RSUs. The grant value, calculated in accordance with FASB ASC Topic 718, is based on an estimated fair value assumption of (i) $2.47 for Mr. Harvison, $1.06 for Mr. Lutes and $0.93 for Ms. Cutrona per common share and (ii) 244,444 RSUs granted to Mr. Harvison on March 15, 2020, 122,222 RSUs granted to Mr. Lutes on March 30, 2020, and 44,444 RSUs granted to Ms. Cutrona on April 3, 2020. Refer to “Share Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2021 and December 31, 2020 for the information regarding the assumptions used to value these awards. These RSUs vest as to 25% of the underlying units each year, commencing on March 15, 2021. At the time the RSUs vest, our named executive officers will become entitled to receive one share of our common stock for each RSU vesting on that date. RSUs carry no dividend or voting rights. Amounts reported reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers when the units vest and are paid out as common shares of the Company.
(4)The amounts reported in the “all other compensation” column for 2021 represent Company matching contributions to our 401(k) plan, premiums for Company-paid group term life insurance, and Company-paid premiums for medical, dental and vision insurance. All these programs are offered to our eligible employees who work in the United States. For Mr. Harvison, this amount comprises (a)$14,500 in 401(k) matching contributions for fiscal 2021, and (b) $29,419 in health, life, and disability insurance premiums for fiscal 2021. For Mr. Bradford, this amount comprises (a) $14,500 in 401(k) matching contributions for fiscal 2021, and (b) $12,504 in health, life, and disability insurance premiums for fiscal 2021. For Mr. Lutes, this amount comprises (a) $14,500 in 401(k) matching contributions for fiscal 2021, and (b) $20,981 in health, life, and disability insurance premiums for fiscal 2021. For Ms. Cutrona, this amount comprises (a) $14,500 in 401(k) matching contributions for fiscal 2021, (b) $12,504 health, life, and disability insurance premiums for fiscal 2021 and (c) $4,828 in gross-up taxes for her years of service award in 2021.
(5)In accordance with Mr. Harvison’s amended CEO contract, he received cash bonuses that were paid out in two equal payments in the amount of $669,107 in 2020 and 2021. These cash bonuses are a component of the amendment to the CEO contract that converted the originally agreed upon RSU grant of $2,200,000 in 2020 into a lesser grant of 244,444 RSUs granted on March 15, 2020, and these cash bonuses to be paid in March 2020 and March 2021.
(6)During fiscal 2021, Mr. Bradford also received a cash bonus payment in the amount of $21,250 pursuant to his election to receive a portion of his 2020 LTIP award as a Restricted Cash Award (“ RCA”), payable over a two-year period commencing in April 2020. Mr. Bradford also received a cash payment in the amount of $28,125 pursuant to his election to receive a portion of his 2021 LTIP award as an RCA, payable over a two-year period commencing in April 2021 and will receive the remaining half of the RCA under the 2021 LTIP award in April 2022, upon continued employment.
(7)During fiscal 2021, Mr. Lutes received a cash bonus payment in the amount of $155,850 under the 2020 LTIP as an RCA and a cash bonus payment in the amount of $206,250 under the 2021 LTIP as an RCA. Mr. Lutes will receive the remaining half of the RCA under the 2021 LTIP in April 2022, upon continued employment. A cash bonus payment in the amount of $184,150 was also paid to Mr. Lutes according to his retention agreement in fiscal 2021.

(8)During fiscal 2021, Ms. Cutrona received a cash payment in the amount of $56,650 pursuant to her election to receive a portion of her 2020 LTIP award as an RCA, payable over a two-year period commencing in April 2020. Ms. Cutrona also received a cash payment in the amount of $75,000 pursuant to her election to receive a portion of her 2021 LTIP award as an RCA, payable over a two-year period commencing in April 2021 and will receive the remaining half of the RCA under the 2021 LTIP in April 2022, upon continued employment. A cash bonus payment in the amount of $100,000 was also paid to Ms. Cutrona according to her retention agreement, in fiscal 2021. Ms. Cutrona also received $15,000, in fiscal 2021, as a years of service award. With respect to such award, we reward all employees for 5, 10, 15 and 20 years of continuous service to us, including prior service to TFL. To earn an award, an employee must be employed with us on the payment date. The amount of the award is determined by multiplying the relevant number of years of service by $1,000. All employees who received an award also receive a gross-up payment for taxes associated with the award.
(9)During fiscal 2021, Mr. Harvison received a cash bonus payment under the 2020 Bonus Plan for performance in 2020. The total amount of this payment was $390,000. Mr. Harvison’s bonus target under this plan was calculated as 100% of his base salary. The actual amount of Mr. Harvison’s bonus payment was determined by our Board at 65% of the target, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Harvison’s bonus amount.
(10)During fiscal 2021, Mr. Bradford received a cash bonus payment under the 2020 Bonus Plan for performance in 2020. The total amount of this payment was $110,552. Mr. Bradford’s bonus target under this plan was calculated as 50% of his base salary. The actual amount of Mr. Bradford’s bonus payment was determined by our Board at 70% of the target, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Bradford’s bonus amount.
(11)During fiscal 2021, Mr. Lutes received a cash bonus payment under the 2020 Bonus Plan for performance in 2020. The total amount of this payment was $256,360. Mr. Lutes’ bonus target under this plan was calculated as 80% of his base salary. The actual amount of Mr. Lutes’ bonus payment was determined by our Board at 65% of the target, in its sole discretion. The Board considered various Company and individual performance results in determining Mr. Lutes’ bonus amount.
(12)During fiscal 2021, Ms. Cutrona received a cash bonus payment under the 2020 Bonus Plan for performance in 2020. The total amount of this payment was $181,090. Ms. Cutrona’s bonus target under this plan was calculated as 70% of her base salary. The actual amount of Ms. Cutrona’s bonus payment was determined by our Board at 65% of the target, in its sole discretion. The Board considered various Company and individual performance results in determining Ms. Cutrona’s bonus amount.
Narrative to summary compensation table
Base salaries
Each of our named executive officers is paid a base salary reflecting their skill set, experience, role and responsibilities. The base salary of each of our named executive officers is set forth in their employment agreement as described below under “—Agreements with our named executive officers”.
Performance bonuses
Our bonus plan generally rewards eligible employees based on corporate and individual performance realized throughout our annual performance period. Bonus payments are based on individual targets, measured as a percentage of eligible earnings, adjusted by corporate and individual performance modifiers that are approved by our Board. Bonus payments are contingent on employment through the date of payment.
Long-Term Incentive Award Program
Our long-term incentive award program in 2021 allowed for certain employees to elect to receive their LTIP award in either (i) all RSUs which would vest as to 25% of the underlying units each year over a four-year period or (ii) a portion of their LTIP award in RSUs, which would vest as to 25% of the underlying units each year over a four-year period, and the other portion as an RCA payable over a two-year period commencing April 2021 and ending with the final payment in April 2022, upon continued employment. RSU awards are reported under “Stock Awards” in the summary compensation table; RCA awards are reported in the “Bonus” column.

Agreements with our named executive officers
Each of our named executive officers has entered into an amended Employment, Confidentiality and Non-Compete Agreement with us, the terms of which are reflected below.
Jason Harvison
Mr. Harvison is party to an Amended and Restated Employment Agreement, with us, or the “Harvison Agreement,” which provides for an annual base salary of $780,000, a discretionary bonus of 100% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Harvison Agreement provides that if Mr. Harvison’s employment with us is terminated by us without cause or terminated by him for Good Reason outside of a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) a lump sum comprised of any accrued but unpaid Target Performance Bonus for the prior year, a pro-rated Target Performance Bonus (which may be none) based on the Company’s performance to that point in the year in which the termination occurs against established performance metric(s), (ii) continued payment of base salary for 24 months and (iii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 24 months, regardless of whether he elects COBRA coverage. If Mr. Harvison’s employment with us is terminated by us without cause or by him for Good Reason during a Change in Control Period, the Harvison Agreement provides that Mr. Harvison will receive, subject to his execution and non-revocation of a release of claims, (i) a lump sum comprised of any accrued but unpaid Target Performance Bonus for the prior year and 100% of the Target Performance Bonus for the year in which the termination takes place, (ii) continued payment of base salary for 24 months (iii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 24 months, regardless of whether he elects COBRA coverage and (iv) automatic full vesting in all outstanding equity grants made to him prior to the date of termination. Notwithstanding anything contained within the Harvison Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), Mr. Harvison will not be considered to have terminated employment with us for purposes of the Harvison Agreement and no payments will be due to Mr. Harvison under the Harvison Agreement which are payable upon Mr. Harvison’s termination of employment until Mr. Harvison would be considered to have incurred a “separation from service” from us within the meaning of Section 409A. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Harvison Agreement during the six-month period immediately following Mr. Harvison’s termination of employment will instead be paid on the first business day after the date that is six months following Mr. Harvison’s termination of employment (or upon Mr. Harvison’s death, if earlier).
Chad Bradford
Mr. Bradford is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Bradford Agreement,” which provides for an annual base salary of $341,606, a discretionary bonus of 50% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Bradford Agreement provides that if Mr. Bradford’s employment with us is terminated by us without cause outside of a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months and (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 12 months, regardless of whether he elects COBRA coverage. If Mr. Bradford’s employment with us is terminated by us without cause or by him for Good Reason during a Change in Control Period, the Bradford Agreement provides that he will receive, subject to his execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 50% of his target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under the Bradford Agreement or otherwise would become subject to the excise tax, (the “Excise Tax”), imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the “Code”), such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after-tax basis to Mr. Bradford.

Christopher Lutes
Mr. Lutes is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Lutes Agreement,” which provides for an annual base salary of $502,860, a discretionary bonus of 80% of his annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Lutes Agreement provides that if Mr. Lutes’ employment with us is terminated by us without cause outside of a Change in Control Period, he will receive, subject to his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months and (ii) a lump sum payment equal to the premiums that he would be required to pay for his and his dependents’ continued healthcare coverage pursuant to COBRA for 12 months, regardless of whether he elects COBRA coverage. If Mr. Lutes’ employment with us is terminated by us without cause or by him for Good Reason during a Change in Control Period, the Lutes Agreement provides that Mr. Lutes will receive, subject to his execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 50% of his target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by him. In the event that any of the payments or benefits under the Lutes Agreement or otherwise would become subject to the Excise Tax, imposed by the Code, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after-tax basis to Mr. Lutes.
Sarah Cutrona
Ms. Cutrona is party to an Employment, Confidentiality and Non-Compete Agreement, as amended, with us, or the “Cutrona Agreement,” which provides for an annual base salary of $405,960, a discretionary bonus of 70% of her annual base salary as determined by our Board, paid time off and participation in our benefit plans. The Cutrona Agreement provides that if Ms. Cutrona’s employment with us is terminated by us without cause outside of a Change in Control Period, she will receive, subject to her execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months and (ii) a lump sum payment equal to the premiums that she would be required to pay for her and her dependents’ continued healthcare coverage pursuant to COBRA for 12 months, regardless of whether she elects COBRA coverage. If Ms. Cutrona’s employment with us is terminated by us without cause or by her for Good Reason during a Change in Control Period, the Cutrona Agreement provides that Ms. Cutrona will receive, subject to her execution and non-revocation of a release of claims, (i) the severance payments described above, (ii) a lump sum bonus equal to 50% of her target annual incentive and (iii) accelerated vesting of the unvested portion of all equity awards held by her. In the event that any of the payments or benefits under the Cutrona Agreement or otherwise would become subject to the Excise Tax, imposed by the Code, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to the Excise Tax, whichever is more favorable on an after-tax basis to Ms. Cutrona.
Employee benefits and perquisites
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare employee benefit plans, including our medical, dental, vision, group life, employee stock purchase plan and accidental death and dismemberment plans, and short-term and long-term disability insurance plans. Our named executive officers participate in these plans on the same basis as other eligible employees. The value of these benefits is included above in the “All Other Compensation” column of the summary compensation table. Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits. We do not maintain any nonqualified deferred compensation plans.
Retirement Plans
We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants. In 2021, we made a safe harbor matching contribution equal to 100% of the first 5% of an eligible employee’s eligible compensation, and the eligible employee is 100% vested in such contribution when made.

Potential Payments upon Termination or Change in Control
As described above, if a named executive officer’s employment with us is terminated by us without cause, or by her/him for Good Reason, during a Change in Control Period, she/he will receive, subject to her/his execution and non-revocation of a release of claims, (i) continued payment of base salary for 12 months for Mr. Bradford, Mr. Lutes, and Ms. Cutrona, and 24 months for Mr. Harvison, (ii) a lump sum payment equal to the premiums that she/he would be required to pay for her/his and her/his dependents’ continued healthcare coverage pursuant to COBRA for 12 months for Mr. Bradford, Mr. Lutes, and Ms. Cutrona, and 24 months for Mr. Harvison, regardless of whether COBRA coverage is elected, (iii) a lump sum bonus equal to 50% of his target annual incentive for Mr. Bradford, 50% of his target annual incentive for Mr. Lutes, 50% of her target annual incentive for Ms. Cutrona, and 100% of his target annual incentive for Mr. Harvison and (iv) accelerated vesting of the unvested portion of all equity awards held by her/him. In the event that any of the payments or benefits under a named executive officer’s employment agreement, as amended, or otherwise would become subject to accelerated taxation and/or tax penalties under Section 409A or the Excise Tax, such payments or benefits will be (i) delivered in full, or (ii) reduced such that no portion of the payments or benefits will be subject to accelerated taxation and/or tax penalties under Section 409A or the Excise Tax, whichever is more favorable on an after tax basis to the named executive officer.

Outstanding Equity Awards at 2021 Fiscal Year-end
The following table presents certain information concerning equity awards held by our named executive officers at the end of the fiscal year ended December 31, 2021.

	Option awards					Stock awards
Name	Grant date	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Jason Harvison	12/12/2014 (1)	25,000	—	5.15	12/11/2024	—	—
	2/20/2015 (1)	70,187	—	5.59	2/19/2025	—	—
	6/19/2015 (1)	37,500	—	6.31	6/18/2025	—	—
	6/19/2015 (1)	68,172	—	6.31	6/18/2025	—	—
	5/18/2018 (2)	—	—	—	N/A	32,660	97,000
	2/15/2019 (2)	—	—	—	N/A	58,760	174,517
	8/15/2019 (2)	—	—	—	N/A	55,555	164,998
	11/21/2019 (2)	—	—	—	N/A	132,625	393,896
	3/15/2020 (2)	—	—	—	N/A	183,333	544,499
	3/15/2021 (2)	—	—	—	N/A	676,923	2,010,461

Chad Bradford	5/1/2014 (1)	25,000	—	4.29	11/15/2022	—	—
	6/19/2015 (1)	31,250	—	6.31	6/18/2025	—	—
	5/18/2018 (2)	—	—		N/A	4,454	13,228
	10/15/2018 (2)	—	—		N/A	1,863	5,533
	2/15/2019 (2)	—	—		N/A	8,012	23,796
	8/15/2019 (2)	—	—		N/A	7,575	22,498
	9/15/2019 (2)	—	—		N/A	5,630	16,721
	4/3/2020 (2)	—	—		N/A	12,499	37,122
	3/15/2021 (2)	—	—		N/A	17,307	51,402

Christopher Lutes	6/19/2015 (1)	31,250	—	6.31	6/18/2025	—	—
	1/26/2017 (1)	111,177	—	8.08	1/25/2027	—	—
	5/18/2018 (2)	—	—	—	N/A	32,660	97,000
	2/15/2019 (2)	—	—	—	N/A	58,760	174,517
	8/15/2019 (2)	—	—	—	N/A	55,555	164,998
	3/30/2020 (2)	—	—	—	N/A	91,666	272,248
	3/15/2021 (2)	—	—	—	N/A	126,923	376,961

Sarah Cutrona	6/19/2015 (1)	12,500	—	6.31	6/18/2025	—	—
	5/18/2018 (2)	—	—	—	N/A	11,876	35,272
	2/15/2019 (2)	—	—	—	N/A	21,367	63,460
	8/15/2019 (2)	—	—	—	N/A	20,202	60,000
	4/3/2020 (2)	—	—	—	N/A	33,333	98,999
	3/15/2021 (2)	—	—	—	N/A	46,153	137,074

(1)100% of the shares subject to the option were vested as of December 31, 2021.
(2)These RSUs vest as to 25% of the underlying units on each of the first four anniversaries of the award date. At the time the RSUs vest, our named executive officers will become eligible to receive one share of our common stock for each RSU vesting on that date. RSUs carry no dividend or voting rights.

Compensation Recovery or “Clawback Policy”
Effective January 1, 2020, the Company adopted an Incentive Compensation Recoupment Policy that allows for the recovery of all incentive compensation, whether paid in cash or stock, to the extent the grant, vesting, payment or amount of such compensation is based wholly or in part upon the attainment of any measure based upon or derived from financial reporting measures. The Company is authorized to require reimbursement of excess payment where the Administrator (which is the Compensation Committee, unless the Board elects to administer the policy itself) determines that any fraud or intentional misconduct by a “Covered Employee” (whether acting alone or together with others) directly or indirectly caused or materially contributed to the restatement of the Company’s financial statements after January 1, 2020 and during the three-year period preceding the date on which the Company is required to prepare the accounting restatement. The policy defines a “Covered Employee” as all Section 16 officers and other employees of the Company as may be designated by the Administrator.
Prohibition on Hedging and Pledging
All of our personnel, including employees, officers and directors, are prohibited without the prior consent of the Chief Counsel or the Disclosure Committee from participating in investment strategies or owning financial instruments that hedge the economic risk of owning our stock. Our personnel are also prohibited without prior consent of the Chief Counsel or the Disclosure Committee from engaging in short sales, puts, calls, trading in options or other derivatives related to our securities other than those we granted, purchasing our securities on margin, or pledging our securities to secure a loan or other obligation.
DIRECTOR COMPENSATION

Non-Employee Director Compensation
During the year ended December 31, 2021, Mr. Harvison, our President and Chief Executive Officer, served as an employee. Mr. Harvison’s compensation is discussed in “Executive Compensation” and he received no additional compensation for service on the Board.
The current non-employee director compensation policy (the “Independent Director Compensation Policy”) originally adopted by the Board in February 2017 and revised in July 2019 is set forth below. The cash compensation and equity portions of the Independent Director Compensation Policy that were revised in July 2019 replace any previous cash or equity compensation arrangements and were revised to include a retainer for the Chairperson of the Board as the Company separated the roles of Chairperson of the Board and Chief Executive Officer.
Cash Compensation
Under the Independent Director Compensation Policy, only a director that qualifies as an independent director (as such determination is made by the Board in accordance with the listing requirements and rules of the NYSE, an “Independent Director”) is eligible to receive compensation under the policy. Each Independent Director will receive a cash retainer of $40,000 for serving on the Board, the Lead Director, to the extent one is designated, will receive an additional $12,500 cash retainer and the Chairperson of the Board will receive an additional $25,000 cash retainer.
The chairpersons and non-chair members of the following Board committees are entitled to cash retainers each year as described below:

Board Committee	Annual Chairperson Retainer	Annual Non-chair Member Retainer
Audit Committee	$12,500	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000
Risk Committee (1)	10,000	5,000
(1)In consideration for additional significant duties, namely conducting meetings with Company employees, Risk Committee members receive additional compensation in the form of $3,000 cash for each meeting conducted up to a maximum of four meetings per quarter and $48,000 per twelve-month period.
Cash retainers and any additional compensation approved by the Compensation Committee are a payable in arrears on a quarterly basis for as long as the director continues to be an Independent Director.

Equity Compensation
Under the Independent Director Compensation Policy, Independent Directors will receive (i) an initial equity award of restricted stock units with a grant date fair value of $300,000 and (ii) an annual equity award of restricted stock units with a grant date fair value of $110,000. All awards to Independent Directors (i) will be subject to the Company’s equity incentive plan that is in effect as of the date of grant; (ii) will vest pursuant to the vesting schedule set forth in the corresponding award agreement; and (iii) are conditioned upon the holder’s qualification as an Independent Director being continuous up to the vesting date, among other terms and conditions as provided in the Independent Director Compensation Policy.
Annual equity awards are granted to each Independent Director annually following the Company’s annual meeting of stockholders. Initial equity awards are granted to newly-elected Independent Directors upon their election to the Board. Independent Directors that are reelected at the Company’s annual meeting of stockholders will not be entitled to receive an additional initial equity award.
Director Compensation Table
The following table shows the compensation earned by our non-employee directors for their services during the year ended December 31, 2021. The compensation received by Mr. Harvison, our President and Chief Executive Officer, as an employee during fiscal 2021 is reflected in the section titled “Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash (1)	Stock Awards		Total
Jay Bray	$—	$291,000	(2)	$291,000
John C. Dean	56,250	110,000	(3)	166,250
Stephen B. Galasso	105,500	110,000	(3)	215,500
Tyler W.K. Head	51,250	110,000	(3)	161,250
Robert L. Johnson (5)	15,000	—		15,000
Michael T. Pugh	15,833	300,000	(4)	315,833
Manuel Sanchez Rodriguez	17,083	300,000	(4)	317,083
Saundra D. Schrock (6)	91,667	110,000	(3)	201,667
Stephen J. Shaper (7)	105,500	110,000	(3)	215,500
Bradley R. Strock	50,000	110,000	(3)	160,000
(1)The amount reported represents fees paid for services provided to us in each’s capacity as a director, as well as fees paid for additional duties as members of the Audit and Risk Committees.
(2)The amounts represent the grant value, calculated in accordance with FASB ASC Topic 718, based on an estimated fair value assumption of (i) $2.91 per common share and (ii) 100,000 RSUs granted to Mr. Bray on December 17, 2021, as his initial equity award as provided in the Independent Director Compensation policy. These RSUs vest as to one-third of the underlying units on each anniversary of the vesting commencement date, December 17, 2021, such that RSUs shall be fully vested on December 17, 2024. Per the Independent Director Compensation Policy, Mr. Bray was to receive a $300,000 initial equity award. Per our plan and its limits, no more than 100,000 shares can be issued in a fiscal year to a grantee. Since the total equity award was below the initial $300,000, Mr. Bray will also receive $9,000 in cash which will vest one-third on each anniversary of the vesting commencement date, December 17, 2021 and the cash shall be fully paid on December 17, 2024. These RSUs are subject to the terms and conditions of the respective award agreements and the 2016 Plan, under which they were granted. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee director when the units vest and paid out as common shares of the Company. Refer to “Share Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for the information regarding the assumptions used to value these awards.

(3)The amounts represent the grant value, calculated in accordance with FASB ASC Topic 718, based on an estimated fair value assumption of (i) $3.51 per common share and (ii) 31,339 RSUs granted to our Board on May 15, 2021. Refer to “Share Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for the information regarding the assumptions used to value these awards. These RSUs vest as to 100% at the earlier of i) the one-year anniversary of the awards or ii) the date of the next annual stockholders' meeting. These RSUs are subject to the terms and conditions of the respective award agreements and the 2016 Omnibus Incentive Plan (“2016 Plan”), under which they were granted. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee director when the units vest and are paid out as common shares of the Company.
(4)The amounts represent the grant value, calculated in accordance with FASB ASC Topic 718, based on an estimated fair value assumption of (i) $3.44 per common share and (ii) 87,209 RSUs granted to Mr. Pugh and Mr. Rodriguez on September 15, 2021 as their initial equity award as provided in the Independent Director Compensation policy. These RSUs vest as to one-third of the underlying units on each anniversary of the vesting commencement date, September 15, 2021 such that RSUs shall be fully vested on September 15, 2024. These RSUs are subject to the terms and conditions of the respective award agreements and the 2016 Plan, under which they were granted. Note that the amounts reported in this column reflect the accounting cost for these restricted stock units and do not correspond to the actual economic value that may be received by the non-employee directors when the units vest and paid out as common shares of the Company. Refer to “Share Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, for the information regarding the assumptions used to value these awards.
(5)Mr. Johnson did not receive an award in 2021 due to his retirement from our Board and Board Committee on May 7, 2021. Mr. Johnson did not resign from our Board over a disagreement with the company.
(6)As of December 31, 2021, Ms. Schrock held a stock option for 62,500 shares, all of which were vested and exercisable.
(7)As of December 31, 2021, Mr. Shaper held a stock option for 62,500 shares, all of which were vested and exercisable. Mr. Shaper resigned from our Board and Board Committees effective January 25, 2022 and as a result his 2021 award and options were forfeited. Mr. Shaper did not resign from our Board over a disagreement with the company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
Beneficial Ownership
The following table sets forth information with respect to the beneficial ownership of common stock for (a) each person, or group of affiliated persons, known by us to own beneficially more than 5% of our outstanding shares of common stock, (b) each member of our Board, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 24, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 31,233,218 shares of our common stock outstanding as of March 24, 2022. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109.

Shares beneficially owned		Percentage of shares beneficially owned
Name of beneficial owner	Number
5% stockholder (1):
JB Capital Partners, LP (2)	1,822,242	6%
Named executive officers and directors:
Jason Harvison (3)	846,552	3%
Chad Bradford (4)	141,077	*
Sarah Cutrona (5)	293,245	*
Christopher Lutes (6)	842,475	3%
Jay Bray	—	*
John C. Dean (7)	221,719	*
Stephen B. Galasso (7)	201,219	*
Tyler W.K. Head (8)	144,121	*
Michael T. Pugh	—	*
Manuel Sanchez Rodriguez	—	*
Saundra D. Schrock (9)	201,219	*
Bradley R. Strock (7)	147,824	*
All current executive officers and directors as a group (14 persons)(10)	3,265,809	10%
*    Represents beneficial ownership of less than 1%.
(1)Received notification from a previously disclosed 5% stockholder of the following holdings as of December 31, 2021, 1,068,040 aggregate shares or 3.3% beneficially owned by Kenneth Earl Rees, including 401,647 shares held by Jeanne Margaret Gulner Family Investments, Ltd. Mr. Rees is the spouse of Jeanne M. Gulner and may be deemed by the SEC under Rule 13d-3 of the Exchange Act to have shared voting power and shared power to dispose of shares held directly or indirectly by Jeanne M. Gulner.
(2)Based on Schedule 13G filed on February 10, 2022, includes (i) 1,822,242 shares held by JB Capital Partners, LP. and Alan W. Weber may be deemed by the SEC under Rule 13d-3 of the Exchange Act to have shared voting power and shared power to dispose of shares held directly or indirectly by Alan W. Weber. Their address is 5 Evan Place, Armonk, New York 10504.
(3)Includes 233,519 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.
(4)Includes 64,870 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.
(5)Includes 35,487 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.
(6)Consists of (i) 113,822 shares held by the Lutes Family Living Trust, a voting trust of which Mr. Lutes and Moshira Lutes, his spouse, are the voting trustees, and (ii) 175,087 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.
(7)Consists of 31,339 RSUs vesting within 60 days of March 24, 2022.
(8)Includes 1,400 shares held by Hannah Stinson Head. Mr. Head is the spouse of Hannah Stinson Head and may be deemed by the SEC under Rule 13d-3 of the Exchange Act to have shared voting power and shared power to dispose of shares held by Hannah Stinson Head. Includes 31,339 of RSUs vesting within 60 days of March 24, 2022 in Mr. Head’s name.
(9)Includes 93,839 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.
(10)Represents 3,265,809 shares and 769,158 shares subject to options exercisable and RSUs vesting within 60 days of March 24, 2022.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Name	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Plans (excluding securities related in column (a))
Equity compensation plans approved by security holders (1)	3,628,592	(2)	6.19	(3)	3,803,160
Equity compensation plans not approved by security holders	—		—		—
Total	3,628,592		$6.19		3,803,160
(1)Includes the following plans: the 2014 Equity Incentive Plan (the "2014 Plan"), the 2016 Plan, and the Employee Stock Purchase Plan ("ESPP").
(2)Includes 796,688 shares subject to outstanding options and 2,831,907 shares of common stock subject to outstanding RSUs.
(3)Represents the weighted-average exercise price of outstanding options under the 2014 Plan and the 2016 Plan and is calculated without taking into account the 2,831,907 outstanding RSUs that become issuable as those units vest, without any cash consideration or other payment required for such shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Lending Arrangement with Director under Credit Facility with Victory Park Management, LLC (“VPC”)
We have a credit facility with VPC used to fund the Rise loan portfolio with a subordinated debt component used for general corporate purposes (“VPC Facility”). Since January 1, 2021, the largest aggregate amount of principal outstanding under the VPC Facility was $104.5 million, the amount outstanding under the VPC Facility as of February 28, 2022 was $85 million, the amount of principal paid since January 1, 2021 was $35.9 million and draws of $16 million since January 1, 2021, the amount of interest paid since January 1, 2021 thru February 28, 2022 was $19 million, and the interest rate under the VPC Facility was 9.98% at December 31, 2021. Since January 1, 2021, Stephen J. Shaper, one of our directors until his resignation on January 25, 2022, has committed to funding $800 thousand of the principal amount available under the Rise portion of the VPC Facility. Since January 1, 2021, the largest aggregate amount of all indebtedness outstanding under Mr. Shaper’s commitment amount was $800 thousand, and the interest payments on this investment were $79 thousand for the year ended December 31, 2021.
Swell Financial, Inc. Arrangement with Central Pacific Bank
The Company announced its new collaboration with Central Pacific Bank ("CPB") as CPB seeks to expand its presence beyond Hawaii and into the mainland US through Swell Financial, Inc. (“SFI”), a newly launched fintech company. The Company made equity investments in SFI of $0.5 million in 2021 and $4.0 million in 2022. SFI announced that two of the Company's executives, Christopher Lutes and Jason Harvison, will serve on SFI's board of directors, as well as one of the Company's board members, Jay Bray, in 2022.

Indemnification Provision
In the second quarter of 2021, the Company reached an agreement with a member of the board of directors for advances of legal fees under the indemnification provisions of their director agreement. The Company accrued an estimate of $1.7 million pursuant to the director indemnification agreement related to a legal matter.
Registration Rights
The holders, or their transferees, of an aggregate of 14,098,525 shares of our common stock associated with the conversion of preferred shares are entitled to rights with respect to the registration of such shares under the Securities Act. We refer to these shares as registrable securities. These rights are provided under the terms of the amended and restated investors’ rights agreement entered into between us and the holders of registrable securities and include demand registration rights, piggyback registration rights and Form S-3 registration rights.
Demand registration rights
Under the amended and restated investors’ rights agreement, upon the written request of the holders of 40% or more of our registrable securities that we file a registration statement under the Securities Act with an anticipated aggregate price to the public of at least $5 million (net of underwriters’ discounts and selling expenses), we will be obligated to notify all holders of registrable securities of the written request and use commercially reasonable efforts to effect the registration of all registrable securities that holders request to be registered. We are required to effect a registration statement if we have already effected more than two registration statements, counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and forfeited demand registrations subject to certain conditions, (iii) during the period 60 days prior to, and 180 days after the effective date of, the filing of a registration initiated by us, or (iv) if the initiating holders propose to dispose of registrable securities that may be immediately registered on Form S-3 under the Securities Act. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our Board such registration would be detrimental to us, provided that we do not register any securities for our account or that of any other stockholder during such 90-day period other than with respect to a registration related to a company stock plan or a registration related to a transaction under Rule 145 of the Securities Act.
Piggyback registration rights
If we register any of our securities for public sale, we are required use commercially reasonable efforts to afford each holder of registrable securities an opportunity to include in the registration statement all or part of the holder’s registrable securities. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to a company stock plan, a registration relating to the offer and sale of debt securities, a registration related to a transaction under Rule 145 of the Securities Act or a registration on any registration form that does not permit secondary sales, the holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration.
Each holder desiring to include all or any part of the registrable securities held by it in any such registration statement is required to notify us within 20 days of being notified by us of the registration. The underwriter of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered by these holders to 25% of the total shares covered by the registration statement.
Form S-3 registration rights
The holders of registrable securities may make a written request that we register all or a portion of their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and the aggregate price to the public of the shares offered is at least $1.0 million. We are not required to effect such registration (i) during the period 60 days prior to, and 180 days after the effective date of, the filing of a registration initiated by us, or (ii) if, in a given 12- month period, we have already effected more than two such registrations. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if in the good-faith judgment of our Board such registration would be detrimental to us, provided that we do not register any securities for our account or that of any other stockholder during such 90-day period other than with respect to a registration related to a company stock plan or a registration related to a transaction under Rule 145 of the Securities Act.

Registration expenses
We will pay the registration expenses (other than underwriting discounts and commissions) in connection with the registrations described above, including the reasonable fees and disbursements of one counsel for participating holders of registrable securities.
Expiration of registration rights
Under the amended and restated investors’ rights agreement, the registration rights described above will terminate upon the earlier of:
•five years after the closing of our initial public offering; and
•as to each holder of registrable securities, the date on which (x) all shares of registrable securities held by such holder may immediately be sold under Rule 144 under the Securities Act or (y) such holder of registrable securities holds 1% or less of our then-outstanding common stock and all registrable securities held by such holder (together with any affiliate of the holder with whom such holder must aggregate its sales under Rule 144 under the Securities Act) can be sold during any 90-day period without registration in compliance with Rule 144 under the Securities Act.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law as presently in existence or as may be amended from time to time. Our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:
•any breach of their duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law or other applicable law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for us, or anybody serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, regardless of whether we have the power to indemnify such person against such liability under the provisions of Delaware law. We have an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
We have also entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our or, where applicable, TFI’s directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Policies and Procedures for Transactions with Related Persons
We have adopted a written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether the transaction would impair the independence of any director and the extent of the related person’s interest in the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our fiscal 2021 audited financial statements with management.
The Audit Committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”).
The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.
Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our annual report on Form 10-K for fiscal 2021 for filing with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, Grant Thornton as the Company’s independent registered public accounting firm for fiscal 2022.

Respectfully submitted,
THE AUDIT COMMITTEE
Stephen B. Galasso, Chairperson
Tyler W. K. Head
Manuel Sanchez Rodriguez

ADDITIONAL INFORMATION
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials
Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 5, 2022.
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting
Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not less than 90 or more than 120 days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. However, if the meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
Assuming the date of our 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2023 annual meeting must notify us no earlier than December 14, 2022 and no later than January 4, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, or by email at investors@elevate.com.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.corporate.elevate.com.
Householding
Only one copy of these proxy materials is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by telephone at (817) 928-1646, by mail at Elevate Credit, Inc., 4150 International Plaza, Suite 300, Fort Worth, Texas 76109, or by email at investors@elevate.com.
Voting by Telephone or the Internet
Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods. Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Standard Time on May 5, 2022. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters
The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

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2022 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2

1. Election of Directors:

	For	Withhold
01 - Jesse K. "Jay" Bray	☐	☐
02 - Bradley R. Strock	☐	☐
03 - Jason Harvison	☐	☐

	For	Against	Abstain
2. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for 2022	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

3 1 B V

03MC1B

The 2022 Annual Meeting of Shareholders of Elevate Credit, Inc. will be held on May 6, 2022 at 9:00 A.M. CT, virtually via the internet at www.meetnow.global/MH9FRXR.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ELEVATE CREDIT, INC.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2022

Chad Bradford and Sarah Cutrona, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Elevate Credit, Inc. to be held on May 6, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.